UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 20, 2017

ASTRONOVA, INC.

(Exact name of registrant as specified in its charter)

Rhode Island	0-13200	05-0318215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 East Greenwich Avenue

West Warwick, RI 02893

(Address of principal executive offices) (Zip Code)

(401)-828-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 20, 2017, our Board of Directors approved the amendment and restatement of our Employee Stock Purchase Plan (as so amended and restated the “Amended and Restated ESPP”) to:

•	confirm that the Compensation Committee of our Board of Directors will administer the Amended and Restated ESPP,

•	permit the issuance of fractional shares, rather than carrying forward amounts from period to period,

•	reduce the per payroll deferral limit for participants in the Amended and Restated ESPP, and

•	set an absolute limit on the number of shares that can be purchased by a participant in an offering period.

As of November 20, 2017, the total number of shares available for issuance under the Amended and Restated ESPP was 40,567. The adoption of the Amended and Restated ESPP did not result in an increase to the number of shares issuable under the Amended and Restated ESPP or expand the group of eligible participants in the Amended and Restated ESPP.

The foregoing description of the Amended and Restated ESPP does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the full terms of the Amended and Restated ESPP, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Exhibit

10.1	Amended and Restated AstroNova, Inc. Employee Stock Purchase Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRONOVA, INC.

Dated: November 27, 2017	By:	/s/ Joseph P. O’Connell
Joseph P. O’Connell
Vice President and Interim Chief Financial Officer

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